                                                                 EXHIBIT 10.5(d)



                            FIRST PREFERRED FLEET MORTGAGE

                                   (UNITED STATES)

     This FIRST PREFERRED FLEET MORTGAGE (hereinafter called the "Mortgage"), was executed on December 10, 1997 to be effective on December 12, 1997 by MORAN TOWING CORPORATION, a New York corporation having its principal place of business at Two Greenwich Plaza, Greenwich, Connecticut 06830 (hereinafter called the "Owner") in favor of BANCBOSTON LEASING INC., a Massachusetts corporation with an office at 100 Federal Street, Boston, MA 02110 (hereinafter called the "Mortgagee").

                                    W H E R E A S

     WHEREAS, the Owner is the sole owner of the whole of the vessel the April Moran, Official No. 644241 (f/k/a the "April") (referred to herein, together with any additional vessels which may from time to time become subject to this Mortgage, individually as a "Vessel" and collectively as the "Vessels");

     WHEREAS, pursuant to an Amended and Restated Term Loan Agreement, dated as of December 12, 1997, (the "Loan Agreement") between the Owner and the Mortgagee, (i) the Owner has assumed the obligations of Interlake Transportation, Inc., a Delaware corporation ("Interlake") in respect of the outstanding portion of the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) term loan (as amended and restated, the "Term Loan") made by the Mortgagee to Interlake, pursuant to that certain Construction and Term Loan Agreement, dated as of May 16, 1997 (as amended from time to time the "Existing Loan Agreement"), by and among Interlake, Interlake Holding Company, as Guarantor, The Interlake Steamship Company, as Guarantor, BankBoston, N.A., as Construction Lender, the Mortgagee, and BancBoston Leasing Inc., as agent for the Lenders referred to in the Existing Loan Agreement and
(ii) the Owner and the Mortgagee have agreed to amend and restate the provisions of the Existing Loan Agreement relating to the outstanding portion of the Term Loan;

     WHEREAS, the Term Loan is evidenced by an amended and restated promissory note of the Owner in substantially the form attached hereto and incorporated by reference herein as EXHIBIT A (the "Note"), with the same force and effect as if fully set forth herein, due and payable in the amounts and upon the terms and conditions therein recited or referenced, to the order of the payee therein named, with interest as set forth in or by reference in said Note;

     WHEREAS, the Owner, in order to secure the payment of the Obligations (including all principal of and interest on the Term Loan and any related costs and expenses), and such additional sums as the Owner may be obligated to pay under the covenants, terms and conditions in this Mortgage contained, and in order to secure the performance and observance of and compliance with

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                                         -2-

all agreements, covenants, terms and conditions in this Mortgage contained, has duly authorized the execution and delivery of this Mortgage under and pursuant to Title 46 United States Code Section 31301 ET SEQ in favor of the Mortgagee;

     WHEREAS, capitalized terms which are used herein without definition and which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement.


     NOW, THEREFORE, in consideration of the premises and of the sums loaned as above recited, and of other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, the Owner, in order to secure the payment and performance of the Obligations and such additional sums as the Owner may be obligated to pay under the agreements, covenants, terms and conditions in this Mortgage contained, and in order to secure the performance and observance of and compliance with all the agreements, covenants, terms and conditions in the Loan Agreement, the Note and in this Mortgage contained, the Owner has granted, conveyed, mortgaged, pledged, set over and confirmed and does by these presents grant, convey, mortgage, pledge, set over and confirm unto the Mortgagee, its successors and assigns, all of the following described property:

     The whole of those certain vessels listed and described on SCHEDULE 1 attached hereto.

together with their engines, boilers, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, equipment, spare parts and gear and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and any and all additions, improvements and replacements hereafter made in, on or to said vessels, or any part thereof, or in or to the equipment and appurtenances aforesaid, all the foregoing being hereinafter referred to as the "Vessels".

     TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee, and its successors and assigns, forever; upon the terms herein set forth for the enforcement of the payment of the Obligations in accordance with the terms of the Loan Agreement and the Note and to secure the performance and observance of, and compliance with, all agreements, covenants, terms and conditions in this Mortgage contained;

     PROVIDED ONLY, and the condition of these presents is such, that if the Owner, or its successors or assigns, shall fully discharge the Obligations including, without limitation, the irrevocable payment in full in cash of all of the indebtedness evidenced by the Note and all interest, expenses and fees thereon, and all other such sums as may hereafter become secured by this Mortgage and shall perform, observe and comply with all agreements, covenants, terms and conditions in this Mortgage, expressed or implied, to be performed, observed or complied with by and on the part of the Owner, then these presents and the rights hereunder shall cease, determine and be void, and otherwise shall be and remain in full force and effect.

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                                         -3-

     IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Vessels are to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth:

                                      ARTICLE I

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OWNER

     The Owner represents to, and covenants and agrees with, the Mortgagee as follows:

     Section 1.1. PERFORMANCE. The Owner will observe, perform and comply with all the covenants, terms and conditions herein and in the Loan Agreement and the Note, expressed or implied, on its part to be observed, performed or complied with and will pay the Obligations including, without limitation, its indebtedness as set forth in the Note and interest thereon in accordance with the terms thereof.

     Section 1.2. CORPORATE AUTHORIZATION; CITIZENSHIP. The Owner was duly organized and is now validly existing as a corporation under the laws of the State of New York with a principal place of business at Two Greenwich Plaza, Greenwich, Connecticut 06830. The Owner is now, and shall so remain during the life of this Mortgage, a citizen of the United States as defined in Section 2 of the Shipping Act of 1916, as amended, entitled to own and operate the Vessels under their respective Certificates of Documentation, which the Owner shall maintain in full force and effect, and is duly qualified to engage in the coastwise trade. The Owner is duly authorized to mortgage the Vessels; all corporate action of the Owner necessary for the execution and delivery of the Note, the Loan Agreement and this Mortgage has been duly and effectively taken; and the Note and the Loan Agreement secured hereby and this Mortgage in the hands of the holder thereof are the valid and enforceable obligations of the Owner in accordance with their terms.

     Section 1.3. TITLE. The Owner lawfully owns and is lawfully possessed of each of the Vessels, free from any lien, encumbrance, security interest or charge of any kind (except the lien of this Mortgage and other liens permitted by the Loan Agreement (any such lien, a "Permitted Lien")), and the Owner warrants, and will defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whosoever. Each of the Vessels is tight, staunch and strong and well and sufficiently tackled, appareled, furnished and equipped and in all respects seaworthy, as far as due diligence can make it so.

     Section 1.4. FIRST PREFERRED MORTGAGE. The Owner will, at its expense and at no cost to the Mortgagee, comply with and satisfy all the provisions of Title 46 United States Code Section 31301 ET SEQ. in order to establish, record and maintain this Mortgage as a first preferred fleet mortgage thereunder upon each of the Vessels and will do all such other acts and execute all such instruments, deeds, conveyances, mortgages and assurances as the Mortgagee shall reasonably require in order to subject all Vessels to the lien of this Mortgage as aforesaid.

     Section 1.5. OPERATION. The Owner will at all times operate each Vessel in compliance, in all

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                                         -4-

material respects, with all governmental rules, regulations and requirements, applicable to such Vessels (including without limitation, all requirements of the Shipping Act of 1916, as amended) and to the extent such Vessels are classified in compliance in all material respects with all rules, regulations and requirements of the applicable classification society. The Owner will neither cause nor permit any Vessel to be operated in any manner contrary, in any material respect, to the applicable law or to carry any cargo that will expose any Vessel to penalty, forfeiture or capture and will not do or suffer or permit anything to be done which can or might adversely affect the documentation of any Vessel under the laws and regulations of the United States of America and will at all times keep each of the Vessels duly documented thereunder.

     Section 1.6. GOVERNMENT ASSESSMENTS. The Owner will pay and discharge or cause to be paid and discharged, when due and payable from time to time, all taxes, assessments, governmental charges, fines and penalties imposed on all or any one of the Vessels or any income therefrom and all lawful claims which if unpaid might become a lien or charge upon all or any one of the Vessels, except that it shall be entitled to contest any such taxes, assessments, governmental charges, fines and penalties in good faith, provided it obtains a bond, or an insurance underwriter's letter of undertaking or sets aside on its books adequate reserves with respect thereto.

     Section 1.7. PERMITTED LIENS. Neither the Owner, the Master of any Vessel, any charterer nor any other person has or shall have any right, power or authority to suffer to continue, create, incur or permit to be placed or imposed upon any Vessel, its freights, profits or hire, any liens, encumbrance, security interest or charge whatsoever other than Permitted Liens.

     Section 1.8. NOTICE OF MORTGAGE. The Owner will carry or cause to be carried a properly certified copy of this Mortgage on board each Vessel with such Vessel's documents and will cause such certified copy and the documents of each Vessel to be exhibited to any and all persons having business with such Vessel which might give rise to a maritime lien thereon or to any sale, conveyance, mortgage or lease thereof, and to any representative of the Mortgagee; and will cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of each Vessel a notice, framed under glass, printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide and nine inches high, reading as follows:

                       NOTICE OF FIRST PREFERRED FLEET MORTGAGE

This Vessel is owned by Moran Towing Corporation and is subject to a First Preferred Fleet Mortgage in favor of BancBoston Leasing Inc., as agent for itself and certain other lenders, as mortgagee, under authority of Title 46 United States Code Section 31301 ET SEQ. Under the terms of said Mortgage neither the owner of this Vessel, nor any one on the owner's behalf, nor, any charterer, the Master, nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon this Vessel, its freights, profits or hire, any lien whatsoever, other than the lien of said Mortgage, and other Permitted Liens under said Mortgage, and liens for wages of crew or the Master of this Vessel arising from the current voyage, for wages of stevedores when employed directly by the Vessel, or for general average or salvage, repairs and towage.

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                                         -5-

     Section 1.9. REMOVAL OF LIENS. If a notice of claim of lien be recorded against any one or all of the Vessels, or a libel be filed against any one or all of the Vessels and any one or more of the Vessels be attached, levied upon or taken into custody as a result thereof, or if any one or more of the Vessels be otherwise attached, levied upon or taken into custody by virtue of any proceedings in any court or tribunal, the Owner will promptly notify the Mortgagee thereof by telecopy or telex, confirmed by letter; and within fifteen
(15) days of such recording, filing, attachment, levy, or taking, will cause a certificate of discharge to be recorded in the case of any such recording of notice of claim or will cause such Vessels to be released in the case of any such attachment, levy or other taking into custody and will cause all liens thereon relating to such recording, libel, attachment, levy or other taking into custody to be discharged and will promptly notify the Mortgagee thereof.

     Section 1.10. MAINTENANCE OF VESSELS. The Owner will at all times and without cost and expense to the Mortgagee maintain and preserve or cause to be maintained and preserved the Vessels in good running order and repair, and will cause all equipment and parts thereof which become worn out, broken or damaged to be repaired or replaced and will keep the Vessels, or cause them to be kept, in such condition as will entitle each Vessel which is classed by the American Bureau of Shipping (or other classification society) to the highest classification and rating for vessels of the same age and type in American Bureau of Shipping (or other classification society of like standing satisfactory to the Mortgagee) in class without recommendation, and annually will furnish to the Mortgagee a certificate or certificates of such society that such classification is maintained, or, as to Vessels which are not so classed, to be covered by a valid Coast Guard Certificate of Inspection. Notwithstanding the preceding sentence, if at any time any Vessel shall fail to meet such standard, the Owner shall not be in breach of this Section 1.10 provided such failure is cured within the earlier of (i) thirty days and (ii) the time prescribed by the American Bureau of Shipping for curing such condition. Each Vessel shall, and the Owner covenants that it will, at all times comply, in all material respects, with all applicable United States law, treaties and conventions, and rules and regulations issued thereunder, and shall have on board, when required thereby, valid certificates showing compliance therewith. The Owner will not make, or permit to be made, any substantial change in the structure, type or speed of any of the Vessels or change in any of the Vessels' rig without first receiving the written approval thereof by the Mortgagee, not to be unreasonably withheld or delayed if no Default or Event of Default shall then exist.

     Section 1.11. ACCESS. The Owner will at all reasonable times, upon reasonable prior notice if no Default or Event of Default then exists, afford the Mortgagee or its authorized representatives full and complete access to each of the Vessels where located for the purpose of inspecting the same and their cargoes and papers and, at the request of the Mortgagee, will deliver for inspection copies of any and all contracts and documents relating to the Vessels, whether on board or not.

     Section 1.12. SALE OR OTHER DISPOSITION OF THE VESSELS. (a) The Owner will not sell (other than sales permitted under the Loan Agreement), mortgage, transfer or demise charter any one or all of the Vessels without the written consent of the Mortgagee first had and obtained, which consent in the case of a demise charter shall not be unreasonably withheld or delayed, and any such written

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                                         -6-

consent to any one sale, mortgage, transfer or demise charter shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, transfer or demise charter.

     (b) The Owner will not charter any Vessel to, or permit any Vessel to serve under any contract of affreightment with, a person included within the definition of "designated foreign country" or a "national" of a "designated foreign country" in the "Foreign Assets Control Regulations" or "Cuban Assets Control Regulations" of the United States Treasury Department, 31 C.F.R. Chapter V, as amended, within the meaning of said regulations or of any regulation, interpretation or ruling issued thereunder.

     (c) The Owner shall not enter into (i) any charter with any entity in excess of one year (inclusive of all extension and renewal option periods and other than such charters terminable at will by the parties thereto) or (ii) any demise or bareboat charter with any entity in excess of ninety days, without in each case providing Mortgagee a copy thereof. The Owner undertakes and covenants that any charter of any of the Vessels shall contain a provision prohibiting the charterer and any other persons from incurring or acquiring any lien on any Vessel.

     Section 1.13. INSURANCE. At all times while and so long as this Mortgage shall be outstanding:

     (a) The Owner will, at its own expense insure each of the Vessels and keep the same insured (in lawful money of the United States) for hull and machinery, pollution liability, and against protection and indemnity risks, generally insured against by prudent companies engaged in the same or similar business, in such form, and with such financially sound and reputable insurance companies, underwriters, funds, mutual insurance associations or clubs, acceptable to the Mortgagee, as shall be declared from time to time by a firm of independent marine insurance brokers acceptable to the Mortgagee, to be reasonably necessary or advisable for the protection of the Mortgagee and in accordance with the provisions of this Section 1.13.

     (b) The Owner will furnish to the Mortgagee, concurrently with the execution hereof and thereafter at intervals of not more than twelve (12) calendar months, a detailed report of the terms and conditions of the insurances, including the amount and scope of coverage, deductibles, identity of underwriters and share of placement by each underwriter, signed by a firm of independent marine insurance brokers, appointed by the Owner and acceptable to the Mortgagee, with respect to the insurance carried and maintained on the Vessels together with their opinion that the insurance coverages in place and the amount thereof are prudent and reasonable taking into account existing industry practices, the operating area and trade of the Vessels and the risks associated with such operations, and that such insurance is in compliance with the provisions of this Section 1.13. The Owner will cause such firm to agree to advise the Mortgagee promptly of any lapse of any such insurance by expiration, failure to renew or otherwise and of any default in payment of any premium, whether for new insurance or for insurance replacing, renewing or extending existing insurance, and of any other act or omission on the part of the Owner of which it has knowledge and which might, in its opinion, invalidate or render unenforceable, or cause the lapse of or prevent the renewal or extension of, in whole or in part, any insurance on the Vessels. The Owner will furnish or cause to be

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                                         -7-

furnished to the Mortgagee, from time to time, upon request, detailed information with respect to any insurance carried or maintained on the Vessels or required or approved by the Mortgagee to be carried or maintained thereon. The Owner will also cause such firm to agree to mark its records and to use its best efforts to advise the Mortgagee, at least thirty (30) days prior to the expiration date of any insurance carried pursuant to this Mortgage, that such insurance has been renewed or replaced with new insurance which complies with the provisions of this Section 1.13 and such advice shall be in the same detail in respect to such renewed or replacement insurance as is required in respect of insurance described in the aforesaid reports.

     (c) Until otherwise required by the Mortgagee, the protection and indemnity and hull and machinery insurance required by this Section 1.13 may be on the American Institute forms current at the time such insurance takes effect with deductibles or franchises no higher than the amounts set forth on SCHEDULE 2 hereto. Protection and indemnity insurance in respect to each Vessel shall be by unlimited entry in a mutual insurance association or placed with underwriters acceptable to the Mortgagee and shall include pollution liabilities (including coverage for third party claims, statutory and governmental cleanup liabilities, penalties and fines in the minimum amount for any one occurrence set forth on
SCHEDULE 2 hereto) with deductibles or franchises no higher than the respective amounts set forth on SCHEDULE 2 hereto. For the purposes of insurance against total loss, each Vessel shall be insured for and valued at an amount at least equal to the greater of: (i) the full commercial value of such Vessel, or (ii) the amount set forth opposite such Vessel's name on SCHEDULE 2 hereto. For purposes of the broker's reports and opinions referred to above, the broker giving the same may rely on a statement as to the full commercial value of each of the Vessels and the gross tonnage of each of the Vessels as furnished annually by the Owner to such broker and the Mortgagee at the time insurance is negotiated with underwriters.

     (d) All insurance shall be taken out in the names of the Owner and the Mortgagee as their respective interests may appear; the policies or certificates shall provide that there shall be no recourse against the Mortgagee for payment of premiums; all insurance shall provide for at least thirty (30) days' prior notice to be given to the Mortgagee by the underwriters in event of cancellation or any material change in coverage.

     (e) All insurance policies or certificates shall provide that losses thereunder shall be payable to the Mortgagee, and all insurance moneys received by the Mortgagee shall be distributed as provided below in this Section 1.13. However, the policies or certificates may provide that (and it is agreed that):

          (i) any loss under any insurance on the Vessels with respect to protection and indemnity or collision liability risks may be paid directly to the person to whom any liability covered by such insurance has been incurred, or to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance, provided that in the latter event the underwriter shall have first received evidence that the liability insured against has been discharged; and

          (ii) in the case of any loss (other than a loss covered by subparagraph (i) above

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                                         -8-

in this paragraph (e) or by paragraph (f) of this Section 1.13) under any insurance with respect to the Vessels involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved, or, if the Owner shall have first fully repaired the damage and paid the cost thereof or discharged the liability or paid other charges and the underwriters shall have first received evidence thereof, may pay the Owner as reimbursement therefor; PROVIDED, however, that
(a) if such damage involves a loss in excess of One Million Dollars ($1,000,000) (after application of deductibles), the underwriters shall not make such payment without first obtaining the written consent of the Mortgagee, and (b) no payment shall be made to the Owner if there shall have occurred and be continuing an event of default under this Mortgage, the Loan Agreement or the Note or an event that, with the giving of notice or the lapse of time, or both, could, in the discretion of Mortgagee, reasonably be expected to constitute an event of default under this Mortgage, the Loan Agreement or the Note. Any loss which is paid to the Mortgagee but which should have been paid, in accordance with the provisions of this paragraph, directly to the Owner, shall be paid by the Mortgagee to or as directed by the Owner, but only if there shall not have occurred any event of default under this Mortgage, the Loan Agreement or the Note, or any event that, with the giving of notice or lapse of time, or both, could, in the discretion of the Mortgagee, reasonably be expected to constitute an event of default under this Mortgage, the Loan Agreement or the Note.
Subject to the immediately preceding sentence, any insurance monies paid to the Mortgagee shall, in the Mortgagee's sole and absolute discretion, be applied to the repayment of the Obligations as provided in the Loan Agreement or to the repair or replacement of the property so damaged.

     (f) In the event of an actual or constructive total loss or an agreed or a compromised constructive total loss of or requisition of title to or seizure or forfeiture of any Vessel, all amounts payable therefor shall be paid to the Mortgagee and shall be applied: FIRST, to the payment of the expenses of the Mortgagee in collecting such payments; SECOND, to the payment of the then accrued but unpaid interest on the Note; THIRD, to the payment of the unpaid principal indebtedness evidenced by the Note; FOURTH, to the payment of such additional sums as the Owner may be obligated to pay the Mortgagee or any other Person under the terms of this Mortgage, the Note and the Loan Agreement; and any funds remaining after such payments shall be paid to the Owner, its successors in interest or its assigns or to whomsoever may be entitled thereto.

     (g) The Owner shall deliver to the Mortgagee the originals of all cover notes, binders and certificates of entry in protection and indemnity associations, and all endorsements and riders amendatory thereof in respect of insurance maintained under this Mortgage.

     (h) The Owner agrees that it will not do any act, or voluntarily suffer or permit any act to be done, whereby any insurance required hereunder shall or may be suspended, impaired or defeated and will not suffer or permit any of the Vessels to engage in any voyage or to carry any cargo not permitted under the policies of insurance in effect, without first covering such Vessel with insurance, satisfactory in all respects, including the amount thereof, to the Mortgagee in the exercise of its reasonable discretion, for such voyage or the carriage of such cargo.

     (i) In the event that any claim or lien is asserted against any Vessel for loss, damage or expense which is covered by insurance hereunder, and it is necessary for the Owner to obtain a bond or supply other security to prevent the arrest of such Vessel or to release such Vessel from arrest on account of such claim or lien, the Mortgagee may, in its sole discretion, and upon notice to the Owner, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release such Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify such person, firm or corporation against liability under said bond or other agreement.

     Section 1.14. REIMBURSEMENT. The Owner will, upon demand therefor, pay or reimburse the Mortgagee, with interest at the rate for overdue amounts set forth in the Loan Agreement, for: (i) any and all reasonable expenses or expenditures which the Mortgagee may from time to time incur or make in connection with insurance premiums, discharge or purchase of any lien, libel or seizure of any one or all of the Vessels, taxes, dues, assessments, governmental charges, fines and penalties, repairs, attorneys' fees and any other expenses or expenditures which the Owner is obligated herein to incur or make, but fails to incur or make; and (ii) all reasonable costs, fees and expenses suffered, incurred or made by the Mortgagee in exercising, protecting or pursuing its rights or remedies under this Mortgage (including, but not limited to, expenses of any sale or taking of any Vessel, attorneys' fees and court costs). Such obligation of the Owner to reimburse the Mortgagee shall be an additional indebtedness due from the Owner, secured by this Mortgage, and shall be payable by the Owner on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Owner or to any other person to incur or make any such expenses or expenditures, nor shall the incurring or making thereof relieve the Owner of any default in that respect.

ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

     Section 2.1. EVENTS OF DEFAULT. The Owner shall be in default hereunder upon the happening of any one or all of the following events or conditions (each an "event of default"):

     (a) any Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing; or

     (b) default shall be made in the due and punctual observance or performance of any of the provisions of this Mortgage; or

     (c) any notice shall have been issued on behalf of the United States of the seizure of any Vessel or to the effect that the Certificate of Documentation of any Vessel is subject to revocation or cancellation, for any reason whatsoever and such notice is not rescinded or revoked within five (5) days of the issuance thereof; or

     (d) the Owner or any charterer shall abandon any one or all of the Vessels or remove or attempt to remove any one or all of the Vessels beyond the limits of the United States, except on voyage made with the intention of returning to the United States; or

     (e) the termination of the Owner's or any charterer's status as a citizen of the United States under Section 2 of the Shipping Act of 1916, as amended.

     If any event of default as specified herein shall have occurred and be continuing, then and in each and every such case the Mortgagee shall have the right to:

          (1) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Title 46 United States Code Section 31301 ET SEQ. and all acts amendatory thereof and supplemental thereto, or the applicable law of any other jurisdiction;

          (2) Bring suit at law, in equity or in admiralty to recover judgment for any and all outstanding Obligations or any sum secured by this Mortgage, or otherwise, and collect the same out of any and all property of the Owner whether covered by this Mortgage or otherwise;

          (3) Take and enter into possession of any one or all of the Vessels, at any time, wherever the same may be, without legal process and without being responsible for loss or damage; and the Owner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of such Vessels, and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessels, for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain, compromise and sue for all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessels, including any amounts payable in respect of any insurance in connection with the Vessels, from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessels and charging upon all receipts from the use of the Vessels or from the sale thereof by court proceedings or pursuant to subparagraph (4) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given to take any one or more of all of the Vessels, the Mortgagee shall have the right to dock such Vessels for a reasonable time at any dock, pier or other premises of the Owner without charge, or to dock it at any other place at the cost and expense of the Owner;

          (4) Take and enter into possession of all or any one or more of the Vessels, at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell such Vessels at public or private sale, at any place and at such time as the Mortgagee may deem advisable, free from any claim by the Owner in admiralty, in equity, at law or by statute. In the case of a public sale, the Mortgagee shall give notice of the time and place of the sale with a general description of the property in the following manner:

               (i) by publishing such notice for ten (10) consecutive days in a daily newspaper of general circulation published in the port of documentation and the places of sale of such Vessels; and

               (ii) by mailing a similar notice to the Owner at least fourteen
          (14) days prior to the date fixed for such sale.

     In the event that any Vessel shall be offered for sale by a private sale, no newspaper publication of notice shall be required, but the Mortgagee shall mail written notice of sale to the Owner at least fourteen (14) days prior to the date fixed for entering into the contract of sale. The Mortgagee may, without notice or publication, adjourn any public or private sale or cause such sale to be adjourned from time to time by announcement at the time and place fixed for sale or for entering into a contract of sale, and such sale or contract of sale may, without further notice, be made at the time and place to which the sale or contract of sale was so adjourned. The Mortgagee shall not be obligated to make any sale of any Vessel if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Any sale may be conducted without bringing the Vessel or Vessels to the place designated for such sale and in such manner as the Mortgagee may deem to be for the best advantage of the Mortgagee.

          (5) Instruct the Owner to terminate any existing management agreements affecting all or any one of the Vessels, and the Owner shall, upon the giving of such instructions by the Mortgagee, immediately terminate any such management agreements and shall appoint other managers satisfactory to the Mortgagee and upon terms and conditions satisfactory to the Mortgagee.

          (6) If commercially reasonable to do so, instruct the Owner to make application, if relevant, to the United States Maritime Administration ("MarAd") for permission of MarAd to sell all or any one of the Vessels for purposes of foreign scrapping of such Vessels or other purposes requiring such permission, and the Owner shall, upon the giving of such instructions by the Mortgagee, immediately apply for such permission of MarAd.

     Section 2.2. FINALITY OF SALE. Any sale of any Vessel made in pursuance of this Mortgage, whether by exercise of the power of sale granted herein or by virtue of any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Owner therein and thereto, and shall bar the Owner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In the case of any such sale, any purchaser who is the holder of the Note shall be entitled, for the purpose of making settlement or payment for the property purchased and subject to the sharing provisions set forth in the Loan Agreement, to apply the balance due under the Note or a part thereof as part or all of the purchase price to the extent of the amount remaining due and unpaid thereon. At any such sale, the holder of the Note may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

     Section 2.3. APPOINTMENT OF ATTORNEY. (a) The Mortgagee is hereby appointed attorney in-fact of the Owner, with full power of substitution, upon the occurrence and during the continuance of any event of default, to make application, if relevant, to MarAd for permission of MarAd to sell all or any of the Vessels.

     (b) To the extent permitted under the Federal Ship Mortgage Act, the Mortgagee is hereby appointed attorney in-fact of the Owner, with full power of substitution, upon the occurrence and during the continuance of any event of default, to execute and deliver to any purchaser upon any sale of all or any one or more of the Vessels made in pursuance of this Mortgage, whether by exercise of the power of sale granted herein or by virtue of any judicial proceedings, and is hereby vested with full power and authority to make, in the name and in behalf of the Owner, a good conveyance of the title to such Vessels when so sold. In the event of any sale of any Vessel by exercise of any power herein contained, the Owner will, if and when required by the Mortgagee, execute such form of conveyance of such Vessel as the Mortgagee may direct or approve.

     (c) To the extent permitted under the Federal Ship Mortgage Act, the Mortgagee is hereby irrevocably appointed attorney-in-fact of the Owner, with full power of substitution, upon the occurrence and during the continuance of any event of default, in the name of the Owner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessels, including all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the occurrence and during the continuance of any event of default in respect of the Vessels, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Owner acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ the Vessels, to execute and deliver charters and a bill of sale with respect to the Vessels and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.

     Section 2.4. ADDITIONAL RIGHTS. Whenever any right to enter and take possession of all or any one of the Vessels accrues to the Mortgagee, it may require the Owner to deliver and the Owner shall on demand, at its own cost and expense, deliver such Vessels to the Mortgagee. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessels and the freights, hire, earnings, issues, revenues and profits due or to become due and arising from the operation thereof.

     Section 2.5. RELEASE OF LIENS. The Owner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Owner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against all or any one of the Vessels because of or on account of any alleged lien against such Vessels from which such Vessels have not been released and to take such proceedings as to them may seem proper toward the defense of such suit, and the purchase or discharge of such lien, and all reasonable expenditures made or incurred by them for the purpose of such defense or purchase or discharge shall be a debt due from the Owner, its successors and assigns, to the Mortgagee and shall be secured by the lien of this Mortgage.

     Section 2.6. CUMULATIVE REMEDIES; NO WAIVER. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy, whether herein given or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other consistent or inconsistent power or remedy.
No delay or omission by the Mortgagee in the exercise of any right or power or in the prosecution of any remedy accruing upon any event of default shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right arising out of any future event of default or of any past event of default not completely cured thereby. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then, and in every such case, the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

     Section 2.7. OFFERS TO CURE. If at any time after the occurrence of an event of default and prior to the actual sale of the Vessels by the Mortgagee or prior to commencement of any foreclosure proceedings, the Owner offers to cure completely all events of default and to pay all expenses and advances to the Mortgagee consequent on such event of default, with interest at the rate of interest for overdue amounts set forth in Section 3.10 of the Loan Agreement, then the Mortgagee may, if it in its sole discretion so elects, accept such offer and payment and restore the Owner to its former position, but such action shall not affect any subsequent event of default or impair any rights consequent thereon.

     Section 2.8. APPLICATION OF PROCEEDS. In the event of any taking of the Vessels by the Mortgagee or any sale of the Vessels under any of the powers herein specified, the proceeds of any such sale and the net earnings of any charter operation or other use of the Vessels by the Mortgagee under any such power, together with any and all moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder or with respect hereto, the application of which has not elsewhere herein been specifically provided for, shall be applied as set forth in the Loan Agreement.

     Section 2.9. FURTHER ASSURANCES. In the event that this Mortgage, the Loan Agreement or the Note, or any provision hereof or thereof, shall be deemed invalid in whole or in part by reason of any present or future law or any decision of any court having jurisdiction, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the provisions, true intent or spirit of this Mortgage, the Loan Agreement or the Note, then, from time to time, the Owner will execute, on its own behalf, such other and further assurances and documents as in the opinion of the Mortgagee may be required more effectually to subject the Vessels to the payment of the principal sum of the Obligations, as in the Loan Agreement and as herein provided, and to the performance of the terms and provisions of the Note, the Loan Agreement and this Mortgage.

     Section 2.10. SEVERABILITY. Any provision of this Mortgage which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     Section 2.11. REQUISITION OF TITLE, USE. (a) In the event that the title or ownership of any Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase price, reimbursement or award for such requisition, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee, who shall be entitled to receive the same and shall apply it as provided in the Loan Agreement. In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Owner shall promptly execute and deliver to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

     (b) In the event that any government of any country or any department, agency or representative thereof shall not take over the title or ownership of any Vessel but shall requisition, charter or in any manner take over the use of such Vessel pursuant to any present or future law, proclamation, decree, order or otherwise and shall, as a result of such requisitioning, chartering or taking of the use of such Vessel pay or become liable to pay sums by reason of the loss of or injury to or depreciation of such Vessel, any such sum is hereby made payable to the Mortgagee, who shall apply it as provided in the Loan Agreement. In the event of any such requisitioning, chartering or taking of the use of any Vessel, the Owner shall promptly execute and deliver to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the reasonable opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such claims arising out of the requisitioning, chartering or taking of the use of such Vessel.

     (c) Unless and until an event of default shall have occurred and be continuing, the Owner (a) shall be suffered and permitted to retain actual use and possession of the Vessels and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of or substitute for, free from the lien hereof, any boilers, engines, machinery, bowsprits, masts, spars, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, capstans, outfit, tools, pumps, pumping or other equipment or any other appurtenances and spares to any of the Vessels that are no longer useful, necessary, profitable or advantageous in the operation of the Vessels; provided that, simultaneously with such disposal, the Owner shall replace such item(s) disposed of with similar new or refurbished items, such replacement property to be free and clear of all liens and encumbrances, other than liens permitted hereunder, and all of which replacement property shall forthwith become subject to the lien of this Mortgage as a preferred mortgage thereon.

                                     ARTICLE III

                                      DEFEASANCE

     If the Owner shall indefeasibly pay and discharge the entire indebtedness secured hereby by well and truly paying or causing to be paid the principal of and interest due under the Note and all of the other Obligations under the Loan Agreement as and when the same becomes due and payable and if the Owner shall also indefeasibly pay or cause to be paid all other sums payable hereunder by the Owner, then this Mortgage and the lien, rights and interest hereby granted shall cease, determine and become null and void, and the Mortgagee shall, at the request of the Owner, execute and deliver such instrument or instruments of satisfaction as may be necessary to satisfy and discharge the lien hereof; and forthwith the estate, right, title and interest of the Mortgagee in and to all property subject to this Mortgage shall thereupon cease, determine and become null and void.

                                      ARTICLE IV

                                  SUNDRY PROVISIONS

     Section 4.1. INDEBTEDNESS SECURED. For the purpose of recording of this First Preferred Fleet Mortgage, as required by Title 46 United States Code
Section 31301 ET SEQ., the total amount of obligations that is or may become secured by this Mortgage is the principal sum of Three Million Four Hundred Twenty Thousand Six Hundred Fifty-Seven Dollars and Seventy-Six Cents ($3,420,657.76) plus interest, expenses and fees, plus any additional amounts for which the Owner may become liable in connection with the performance of the covenants of this Mortgage and the Loan Agreement. The total discharge amount is the same as the total amount. The Owner's interest in each of the Vessels is 100% and the interest mortgaged with respect to each of the Vessels is 100%.

     Section 4.2. SUCCESSORS AND ASSIGNS. All of the covenants, promises, stipulations and agreements of the Owner in this Mortgage contained shall bind the Owner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns PROVIDED, that the Owner shall not assign or transfer any of its rights or obligations hereunder.

     Section 4.3. AGENTS. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act or acts of the Mortgagee hereunder.

     Section 4.4. NOTICES. Any notice, request, demand, direction, consent or waiver or other documents in respect of this Mortgage shall be sufficient for every purpose if in writing and sent either by telegram, telecopy or letter (delivered by hand or sent by registered or certified mail, return receipt requested, postage prepaid) or telecopy confirmed by letter (sent as aforesaid), addressed as follows:

     (a)  To the Owner:

          Moran Towing Corporation
          Two Greenwich Plaza
          Greenwich, CT 06830
          Attention:  Alan Marchisotto, Esq.

     with a copy to:

          Michael Herling, Esquire
          Finn Dixon & Herling LLP
          One Landmark Square
          Stamford, CT 06901
          Telecopier:  (203) 348-5777

     (b)  To the Mortgagee:

          BancBoston Leasing Inc.
          100 Federal Street
          Boston, MA 02110
          Attention:  Director of Administration
          Telecopier: (617) 434-0974

     with a copy to:

          BankBoston, N.A.
          100 Federal Street
          Boston, MA 02110
          Attention:  Mr. Victor Garcia
          Telecopier:  (617) 434-1955

Any notice, request or communication hereunder shall be deemed to have been given in the case of a letter, when delivered by hand at the address provided in this Section or three (3) days after having been deposited in the mail with first class postage prepaid, addressed as aforesaid, or in the case of a telecopy, at the time of dispatch thereof, if in the normal business hours in the state or country where received or otherwise at the opening of business on the next succeeding business day. Any party may change the person or address to whom or which the notices are to be given hereunder, by notice duly given hereunder.

     Section 4.5. NO WAIVER OF PREFERRED STATUS. Notwithstanding anything contained in this Mortgage to the contrary, nothing herein shall waive the preferred status of this Mortgage and if any provision herein shall be construed to waive such status, then such provision shall to the extent so construed be void and of no effect.

     Section 4.6. INDEMNITY. The Owner assumes liability for, and agrees to indemnify and hold the Mortgagee harmless from, all claims, costs, expenses (including reasonable legal fees and expenses), damages and liabilities arising from or pertaining to this Mortgage or the ownership, use, possession or operation of the Vessels; PROVIDED that the Owner shall have no obligation hereunder for indemnified liabilities arising from the gross negligence or willful misconduct of the Mortgagee. The agreements and indemnities contained in this section shall survive the maturity or earlier discharge of this Mortgage and payment in full of the Note.

     Section 4.7. CITIZENSHIP. Notwithstanding any other language in this Mortgage to the contrary, the Mortgagee shall not take any action in violation of Section 9 of the Shipping Act, 1916, as amended by Public Law 100-700 (46 U.S.C. Chapter 313). To the extent any provision of this Mortgage contravenes
Section 9 of the Shipping Act, 1916, such provision may be deemed void without affecting the validity and enforceability of the other provisions of this Mortgage.

     Section 4.8. CONSENT TO FORUM. THE OWNER HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS MORTGAGE MAY BE INSTITUTED OR BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS THE MORTGAGEE MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS MORTGAGE, THE OWNER HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. THE OWNER IRREVOCABLY CONSENTS TO SERVICE OF ANY SUMMONS AND/OR LEGAL PROCESS BY REGISTERED OR CERTIFIED UNITED STATES MAIL, POSTAGE PREPAID, TO THE OWNER AT ITS ADDRESS AS SET FORTH IN SECTION 4.4 OF ARTICLE IV HEREOF, SUCH METHOD OF SERVICE TO CONSTITUTE, IN EVERY RESPECT, SUFFICIENT AND EFFECTIVE SERVICE OF PROCESS IN ANY SUCH

LEGAL ACTION OR PROCEEDING. NOTHING IN THIS MORTGAGE SHALL AFFECT THE RIGHT OF THE MORTGAGEE TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF THE MORTGAGEE TO BRING ACTIONS, SUITS OR PROCEEDINGS WHETHER IN REM, IN PERSONAM, IN LAW, EQUITY, ADMIRALTY OR OTHERWISE IN THE COURTS OF ANY OTHER JURISDICTION. THE OWNER FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF THE LIABILITY.

     IN WITNESS WHEREOF, the Owner has executed this Mortgage the day and year first above written.

                              MORAN TOWING CORPORATION



                              By: /s/ Jeffrey J. Mcaulay
                                  ---------------------------
                              Title: Vice President


ACKNOWLEDGMENT


STATE OR COMMONWEALTH OF CONNECTICUT    )
                                        ) ss.:
COUNTY OF FAIRFIELD                     )

     On this 10th day of December, 1997 before me personally came Jeffrey J. McAulay, to me known, who being by me duly sworn, did depose and say that he resides at 315 W. 223rd St., New York, NY 10015; that he is the Vice President of Moran Towing Corporation, a New York corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation and acknowledged the same to be his act and deed as such Vice President on behalf of the corporation.


                                   /s/ Daniel Klaben
                                   ------------------------
                                        Notary Public

                                   My commission expires:  December 31, 1998.

                                      SCHEDULE 1


                    VESSEL NAME         OFFICIAL NUMBER

                    April Moran             644241

                                      SCHEDULE 2


               VESSEL NAME    OFFICIAL NUMBER     VALUE INSURED

               April Moran         644241      $5,000,000

                                      EXHIBIT A




                                    [Attach Note]